UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

AXIL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56351	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fremont Avenue, Unit 158, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 638-8883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AXIL	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

Effective February 14, 2024, AXIL Brands, Inc. (the “Company”) effected an amendment (the “Equity Incentive Plan Amendment”) to the Company’s 2022 Equity Incentive Plan (the “Plan”), which increased the authorized shares for issuance under the Plan by an additional 15,000,000 shares to an aggregate of 25,000,000 shares available under the Plan. The Equity Incentive Plan Amendment was effected pursuant to prior authorization of the Company’s Board of Directors and the requisite shareholders of the Company as more fully described in the Company’s Schedule 14C filed with the Securities and Exchange Commission on December 4, 2023.

The foregoing summary of the Equity Incentive Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Incentive Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to the Company’s 2022 Equity Incentive Plan, effective as of February 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIL BRANDS, INC.

Date: February 15, 2024	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chief Executive Officer